Exhibit 99.1

Janux Therapeutics Provides Business Update and Reports Fourth Quarter and Full Year 2021 Financial Results

-Company remains on-track to submit IND filings for two programs in 2022-

-Company nominated its first TRACIr development candidate, a PD-L1 x CD28 costimulatory bispecific-

-Management team strengthened with key appointment-

– $375.0 million in year-end 2021 cash, cash equivalents and short-term investments –

SAN DIEGO, March 18, 2022 – Janux Therapeutics, Inc. (Nasdaq: JANX) (Janux), a biopharmaceutical company developing a broad pipeline of novel immunotherapies by applying its proprietary technology to its Tumor Activated T Cell Engager (TRACTr) and Tumor Activated Immunomodulator (TRACIr) platforms, today reported financial results for the fourth quarter and full year ended December 31, 2021 and provided a business update.

“Janux made great strides in 2021 as we transitioned to a public company and advanced our pipeline of next generation immunotherapies utilizing our novel TRACTr and TRACIr platforms. We continue to build on this momentum by nominating a development candidate for our costimulatory bispecific program, the first development candidate discovered using our TRACIr platform,” said David Campbell, Ph.D., President and CEO of Janux. “In 2022, we remain on-track to execute key milestones, including IND submissions for our PSMA-TRACTr and EGFR-TRACTr candidates, and we look forward to continuing to advance our additional pipeline programs in the year ahead.”

RECENT BUSINESS HIGHLIGHTS AND FUTURE MILESTONES:

•
TRACTr product candidates advancing as planned. Janux’s lead TRACTr programs of next-generation T cell engagers remain on-track, with two Investigational New Drug (IND) applications expected in 2022.

o
In the first half of 2022, Janux expects to submit an IND for its PSMA-TRACTr candidate, targeting prostate-specific membrane antigen (PSMA), for the treatment of metastatic castration-resistant prostate cancer (mCPRC). cGMP manufacturing of drug substance and drug product has been completed.

o
In the second half of 2022, Janux expects to submit an IND application for its EGFR-TRACTr candidate, targeting epidermal growth factor receptor (EGFR), for the treatment of metastatic colorectal cancer (mCRC), squamous cell carcinoma of the head and neck (SCCHN) and non-small cell lung cancer (NSCLC). cGMP manufacturing of drug substance has been completed.

o
In 2023, Janux expects to submit an IND application for its TROP2-TRACTr, targeting trophoblast cell surface antigen 2 (TROP2).

•
Nominated first TRACIr development candidate, a PD-L1xCD28 costimulatory bispecific for the treatment of solid tumors. Janux has successfully applied its TRACIr platform to develop a costimulatory bispecific product candidate against programmed death-ligand 1 (PD-L1) and Cluster of Differentiation 28 (CD28) to further enhance the anti-tumor activity of T cells, which we believe has the potential to be used as a single-agent or in combination with our current TRACTr pipeline and other modalities. This is Janux’s first program derived from its TRACIr platform. In 2023, Janux expects to submit an IND application for this program.

•
Strengthened management team with appointment of Byron Robinson, Ph.D., J.D., as Chief Strategy Officer. Dr. Robinson brings 30 years of industry expertise and experience from key strategy roles at large pharma companies. Prior to joining Janux, Dr. Robinson served as Senior Vice President of Clinical Development Strategy and Innovation at Merck KGaA. In this role, he was responsible for generating strategic insights for internal and external innovation for the generation of the Clinical Oncology Franchise Strategy for all Merck KGaA oncology assets. In addition, he also served as the Senior Vice President Global Program Leader for the avelumab program, where he advanced BAVENCIO® through late-stage development, including eleven registrational Phase 3 trials and more than 240 clinical trials.

FOURTH QUARTER AND FULL YEAR 2021 FINANCIAL RESULTS:

•
Cash and cash equivalents and short-term investments: As of December 31, 2021, Janux reported cash, cash equivalents and short-term investments of $375.0 million, compared to $7.8 million at December 31, 2020.

•
Research and development expenses: Research and development expenses were $11.2 million for the quarter and $26.2 million for the year ended December 31, 2021, compared to $1.0 million and $3.0 million for the same quarter and year in 2020.

•
General and administrative expenses: General and administrative expenses were $3.9 million for the quarter and $10.3 million for the year ended December 31, 2021, compared to $0.7 million and $1.8 million for the same quarter and year in 2020.

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Net loss: Net loss was $13.4 million for the quarter and $32.7 million for the year ended December 31, 2021, compared to $1.7 million and $6.8 million for the same quarter and year in 2020.

About Janux Therapeutics

Janux Therapeutics is an innovative biopharmaceutical company developing next-generation therapeutics based on applying its proprietary technology to its Tumor Activated T Cell Engager (TRACTr) and Tumor Activated Immunomodulator (TRACIr) platforms to better treat patients suffering from cancer. Janux’s initial focus is on developing a novel class of T cell engagers (TCEs), and its lead product candidates are designed to target clinically validated drug targets. While TCE therapeutics have displayed potent anti-tumor activity in hematological cancers, developing TCEs to treat solid tumors have faced challenges due to the limitations of prior TCE technologies, namely (i) overactivation of the immune system leading to cytokine release syndrome, (ii) on-target, healthy tissue toxicities, and (iii) poor pharmacokinetics leading to short half-life. Janux is using its TRACTr platform technology to engineer product candidates designed to overcome these limitations. Janux is developing a broad pipeline with lead TRACTr programs targeting prostate-specific membrane antigen (PSMA), epidermal growth factor receptor (EGFR), and trophoblast cell surface antigen 2 (TROP2), and its lead TRACIr program targeting PD-L1xCD28, with all of its programs currently in the IND-enabling or discovery stage. For more information, please visit www.januxrx.com.

Forward-Looking Statements
This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding, among other things, Janux’s ability to bring new treatments to cancer patients in need, the progress and expected timing of Janux’s drug development programs, and the strength of Janux’s balance sheet and the adequacy of cash on hand. Factors that may cause actual results to differ materially include the risk that compounds that appear promising in early research do not demonstrate safety and/or efficacy in later preclinical studies or clinical trials, the risk that Janux may not obtain approval to market its product candidates, uncertainties associated with performing clinical trials, regulatory filings and applications, risks associated with reliance on third parties to successfully conduct clinical trials, the risks associated with reliance on outside financing to meet capital requirements, and other risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “promise,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties Janux faces, please refer to Janux’s periodic and other filings with the Securities and Exchange Commission, which are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and Janux assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Media:

Jessica Yingling, Ph.D.

Little Dog Communications Inc.

jessica@litldog.com

(858) 344-8091

Investors:

Christina Tartaglia

Stern Investor Relations, Inc.

christina@sternir.com

(212) 362-1200

Janux Therapeutics, Inc.

Condensed Balance Sheets

(in thousands)

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$35,582	$7,813
Accounts receivable	—	8,000
Short-term investments	339,383	—
Prepaid expenses and other current assets	2,054	249
Total current assets	377,019	16,062
Restricted cash	816	—
Property and equipment, net	1,412	155
Operating lease right-of-use assets	185	—
Other long-term assets	392	—
Total assets	$379,824	$16,217

Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$2,458	$428
Accrued liabilities	3,779	751
Current portion of deferred revenue	5,163	1,950
Unvested stock liabilities	1,203	52
Current portion of operating lease liabilities	194	—
Total current liabilities	12,797	3,181
Deferred revenue, net of current portion	700	6,050
Total liabilities	13,497	9,231
Convertible preferred stock	—	21,624
Total stockholders’ equity (deficit)	366,327	(14,638)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$379,824	$16,217

Janux Therapeutics, Inc.

Condensed Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Collaboration revenue	$1,616	$—	$3,637	$—
Operating expenses:
Research and development	11,169	985	26,237	3,041
General and administrative	3,937	670	10,329	1,802
Total operating expenses	15,106	1,655	36,566	4,843
Loss from operations	(13,490)	(1,655)	(32,929)	(4,843)
Total other income (expense)	74	—	257	(1,941)
Net loss	$(13,416)	$(1,655)	$(32,672)	$(6,784)
Other comprehensive loss:
Unrealized gain (loss) on available-for-sale securities, net	(294)	—	(270)	—
Comprehensive loss	$(13,710)	$(1,655)	$(32,942)	$(6,784)
Net loss per common share, basic and diluted	$(0.33)	$(1.65)	$(1.39)	$(7.41)
Weighted-average shares of common stock outstanding, basic and diluted	41,208,323	1,003,482	23,530,252	915,146